W&C DRAFT OF March 12, 1998
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                               [2,700,000] SHARES

                         REALTY INFORMATION GROUP, INC.

                                  COMMON STOCK





                              -------------------


                             UNDERWRITING AGREEMENT
                            SELECTED DEALER AGREEMENT


                              --------------------




                             _________________, 1998


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




                               [2,700,000] SHARES

                         REALTY INFORMATION GROUP, INC.
                                  COMMON STOCK


                                ----------------



                             UNDERWRITING AGREEMENT


                                ---------------



                                                            ______________, 1998



ALLEN & COMPANY INCORPORATED
NEEDHAM & CO., INC.
  As Representatives of the Several
  Underwriters
c/o Allen & Company Incorporated
711 Fifth Avenue
New York, New York  10022

Dear Sirs:

     REALTY INFORMATION GROUP, INC., a Delaware corporation (the "Company"), and the selling stockholders, consisting of the stockholders of Jamison Research, Inc. specified on Schedule C attached hereto (collectively, the "Selling Stockholders") hereby confirm their agreement with the several Underwriters named in Schedule A hereto (the "Underwriters"), for which you are acting as representatives (the "Representatives"), as follows:

     1. DESCRIPTION OF SECURITIES. The Company has authorized by appropriate corporate action and proposes to issue and sell to the Underwriters up to [2,109,091] shares of its Common Stock, $.01 par value, as further described in
Section 3 hereof. The shares of Common Stock to be sold to the Underwriters by the Company are herein referred to as the "Company Shares". The Selling Stockholders propose to sell to the Underwriters up to [590,909] shares of the Company's Common Stock (the "Stockholder Shares"). In addition, as provided in
Section 3 hereof, the Company is granting to the Underwriters an option to purchase up to [270,000] additional shares of the Company's Common Stock (the "Option Shares"). The "Company Shares," the "Stockholder Shares" and the "Option Shares" are herein collectively referred to as the "Shares."

     2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY AND THE SELLING STOCKHOLDERS.

     As used in this Section 2, the "Company" shall mean each of the Company and, where applicable, each of Realty Information Group, L.P., a Delaware limited partnership ("RIGLP"), and Old RIG, Inc., a Delaware corporation
("RIGINC", formerly Realty Information Group, Inc.), predecessors to the Company, with respect to the business and operations of the Company as conducted through the First Closing Date (hereinafter defined). "Related Transactions" shall mean each of (i) the transactions to be consummated pursuant to that certain Agreement and Plan of Contribution dated March ___, 1998 among the Company, the stockholders of RIGINC and the limited partners of RIGLP (the "RIG Contribution Agreement") and (ii) the transactions to be consummated pursuant to that certain Agreement and Plan of Contribution dated February 17, 1998 among the Company, RIGINC, RIGLP, Jamison Research Inc., a Georgia corporation
("Jamison"), and the stockholders of Jamison (the "Jamison Contribution Agreement").

          (a) The Company represents and warrants to and agrees with each Underwriter that:

               (i) A registration statement on Form S-1 (File No. 333-________) with respect to the Shares, including a preliminary form of prospectus, copies of which have heretofore been delivered to you, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Act, and has been filed with the Commission under the Act; such amendment or amendments to such registration statement, copies of which have heretofore been delivered to you, as may have been made prior to the date of this Agreement have been so prepared and filed; and the Company has so prepared and proposes so to file in a timely manner after the effective date of such registration statement the final form of prospectus. Such registration statement (including all exhibits thereto), as finally amended and revised as of the time the Underwriters first offer the Shares for sale to the public together with information, if any, which is permitted to be, and is, subsequently filed pursuant to Rule 430A of the Rules and Regulations, is herein referred to as the "Registration Statement". Such prospectus in the form filed pursuant to Rule 424(b) of the Rules and Regulations, or, if no final prospectus is filed with the Commission pursuant to Rule 424(b), in such form as such final prospectus is included in the Registration Statement, is herein referred to as the "Prospectus". Each preliminary form of prospectus is herein referred to as a "Preliminary Prospectus".

               (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. At the time of filing of each Preliminary Prospectus, such prospectus did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. When the Registration Statement becomes effective and at all times subsequent thereto up to and at each Closing Date (hereinafter defined) (i) the Registration Statement and Prospectus and any amendments or supplements thereto will contain as of their respective dates all material statements and information which are required to be included therein in accordance with the Act and Rules and Regulations and will in all material respects conform to the requirements of the Act and the Rules and Regulations, and (ii) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, will include as of their respective dates any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations and warranties shall not apply to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon, and in conformity with, written information furnished to the Company by any Underwriter through you specifically for use in the preparation thereof.

               (iii) Set forth on Schedule B hereto is the name of each subsidiary of the Company which holds assets or conducts operations which are material to the condition (financial or otherwise), results of operations, business or prospects of the Company and each such subsidiary taken as a whole and, unless otherwise indicated thereon, the Company holds all right, title and interest in and to the entire equity interest in each such subsidiary. Except as described in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company, nor any entity which is either identified in the Prospectus as a subsidiary of the Company or listed on Schedule B hereto (each individually a "Subsidiary" and collectively the "Subsidiaries"), taken as a whole, has incurred any direct or, to the best of the Company's knowledge, contingent material liabilities or material obligations, or entered into any material transactions or contracts not in the ordinary course of business, and there has not been any change in its capital shares, options or warrants, nor any material increase or decrease in the amount thereof outstanding or in any of its long-term debt outstanding, except pursuant to the terms of the instruments governing the same, or any material adverse change in the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole.

               (iv) Except as set forth in the Prospectus, there is not now pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any Subsidiary is a party before any court or governmental agency or body which might result in any material adverse change in the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole, or might materially and adversely affect the properties, assets or ability to do business as contemplated in the Prospectus of the Company and the Subsidiaries taken as a whole; and there are no contracts or documents required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been filed as exhibits to the Registration Statement.

               (v)  This  Agreement,  the  RIG  Contribution  Agreement  and the
          Jamison Contribution Agreement have been duly authorized, executed and delivered on behalf of the Company, RIGINC and RIGLP, as applicable, and constitute valid and binding agreements of the Company, RIGINC and RIGLP, as applicable, enforceable in accordance with their terms, except (1) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (2) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (3) as rights to indemnity or contribution hereunder may be limited by federal or state securities laws; the execution, delivery and performance of this Agreement, the RIG Contribution Agreement and the Jamison Contribution Agreement and the consummation of the transactions herein contemplated and the Related Transactions will not result in a breach or violation of any term or provision of, or constitute a default under, any currently existing statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company, RIGINC and RIGLP, as applicable, or any Subsidiary is a party or by which it or its property is bound, the charter or by-laws or other organizational documents of the Company, RIGINC and RIGLP, as applicable, or any Subsidiary or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, RIGINC and RIGLP, as applicable, or over their properties; no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company, RIGINC and RIGLP, as applicable, of the transactions on its part herein contemplated or the Related Transactions, except such as may be required under the Act or as may be required under state or other securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and none of the Company, RIGINC or RIGLP nor any of the Subsidiaries is now in default, and no event has occurred which with the giving of notice or lapse of time or both would be a default, under any contract, agreement, indenture, mortgage or other undertaking to which such entity is a party and which is material to the condition (financial or otherwise), results of operations, business or prospects of the Company and the Subsidiaries taken as a whole.

               (vi) Each of the Company, RIGINC, RIGLP and the Subsidiaries has been duly incorporated or organized and is validly existing as a corporation or limited partnership in good standing under the laws of the jurisdiction of its incorporation or organization, with full power and authority, corporate or otherwise, to own its properties and conduct its business as described and contemplated in the Registration Statement, and is duly qualified to do business as a foreign corporation or limited partnership in good standing in all other jurisdictions where its operations or ownership of property requires such qualifications and where failure so to qualify would impair title to any material properties of the Company which would have a material adverse effect on the condition (financial or otherwise) results of operations, business or prospects of the Company and the Subsidiaries, taken as a whole, or expose it to liabilities material to the Company and the Subsidiaries taken as a whole in such jurisdictions.

               (vii) The Company has the authorized and outstanding capital stock set forth in the Prospectus; the outstanding capital stock of the Company conforms, and the Shares when issued and sold as herein contemplated will conform, in all material respects, to all statements in relation thereto contained in the Registration Statement and the
          Prospectus and all such stock has been duly authorized and the outstanding capital stock has been and the Shares, when issued and delivered against payment therefor as provided herein, will be validly issued, fully-paid and nonassessable; except as stated in the Prospectus, the stockholders of the Company have no preemptive rights with respect to the Shares and there are no outstanding rights, options or warrants to acquire any securities of the Company; to the extent that any rights, options or warrants to acquire any securities of the Company are outstanding, except as otherwise set forth in the Prospectus, the issuance of the Shares as described in the Prospectus will not result in an adjustment of the exercise price or number of shares issuable upon the exercise in respect of any such rights, options or warrants; and, except as otherwise set forth in the Prospectus, the Company owns (directly or indirectly) under valid title the respective outstanding shares of capital stock of the Subsidiaries, free and clear of any material liens, encumbrances or claims.

               (viii) Except as otherwise set forth in the Prospectus, to the best of its knowledge, each of the Company and the Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on its business as presently conducted, and except as set forth in the Prospectus, neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could materially and adversely affect the condition (financial or otherwise), earnings, affairs, business or prospects of the Company and the Subsidiaries taken as a whole.

               (ix) Except as stated in the Prospectus, the Company holds in good standing or has applied for all licenses, permits, authorizations, franchises, consents and orders of all federal, state, local, and foreign governmental bodies necessary to carry on its business as reflected or contemplated in the Prospectus; except as stated in the Prospectus the Company has good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects with such exceptions as are not material to the Company and the Subsidiaries taken as a whole; and the real property and personal property referred to in the Prospectus as held under lease by the Company is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not material and do not materially interfere with the conduct of the business of the Company and the Subsidiaries taken as a whole as contemplated by the Prospectus.

               (x) To the best of its knowledge, the Company is conducting and proposes to conduct its business so as to comply in all material respects with all applicable federal, state, local and foreign governmental statutes, rules and regulations; and except as set forth in the Prospectus, neither the Company nor any Subsidiary is charged with, or, to the best of the knowledge of the Company, is under investigation with respect to, any violation of any of such statutes, rules or regulations or is the subject of any pending or threatened proceeding by any governmental body or regulatory authority relating to any such violation.

               (xi) The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which they are engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the business or financial condition of the Company and the Subsidiaries taken as a whole, except as described or contemplated in the Prospectus.

               (xii) Ernst & Young LLP, which has examined and expressed its opinion on certain of the financial statements of the Company filed with the Commission as a part of the Registration Statement, are, to the Company's best knowledge, independent accountants with respect to the Company within the meaning of the Act and the Rules and Regulations; the financial statements, together with the related notes, forming part of the Registration Statement and Prospectus fairly present the financial condition of the Company and its results of operations as of the dates and for the periods described in such opinion in the Prospectus; and such financial statements have been prepared in accordance with the requirements of the Commission.

               (xiii) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that transactions are executed in accordance with management's general or specific authorizations and are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles.

               (xiv) Except as stated in the Prospectus, the Company knows of no outstanding claims for services, either in the nature of a finder's fee or origination fee, with respect to the transactions contemplated hereby and the Related Transactions, and the Company agrees to indemnify and hold the Underwriters harmless from any such claim for any such services of such nature arising from the act of any person other than any Underwriter.

               (xv) Except for the Selling Stockholders, no person holds a right to require or participate in the registration under the Act of the Common Stock of the Company to be effected by the Registration Statement, which right has not been effectively waived by the holder thereof as of the date hereof.

               (xvi) The Company has obtained from each of its officers, directors and holders of 1% or more of the shares of, or options to purchase shares of, the Company's Common Stock an executed agreement that, except as otherwise specifically altered in such agreement, they will not, without the prior written consent of Allen & Company Incorporated on behalf of the Underwriters, sell, offer for sale, contract to sell or otherwise dispose of any shares of the Company's Common Stock or any securities exercisable for or convertible into its Common Stock for a period of [240] days from the date of the final Prospectus, subject to certain exceptions.

          (b) Each Selling Stockholder, jointly and severally, represents and warrants to, and agrees with, each Underwriter and the Company that:

               (i) All consents, approvals, authorizations, and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Jamison Contribution Agreement, and for the sale and delivery of the Stockholder Shares to be sold by such Selling Stockholder hereunder (other than, at the time of execution hereof, (if the Registration Statement has not yet been declared effective by the Commission) the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary from the NASD or under state or other securities or Blue Sky laws) have been obtained. Such Selling Stockholder has full right, power and authority to enter into this Agreement and the Jamison Contribution Agreement and to sell, assign, transfer, and deliver the Stockholder Shares to be sold by such Selling Stockholder hereunder and to consummate the transactions contemplated by the Jamison Contribution Agreement. This Agreement and the Jamison Contribution Agreement have been duly executed and delivered by such Selling Stockholder and are valid and binding agreements, enforceable in accordance with their terms, except (1) that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (2) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought and (3) as rights to indemnity or contribution hereunder may be limited by federal or state securities laws.

               (ii) Neither the sale of Stockholder Shares to be sold by such Selling Stockholder hereunder, nor the execution, delivery, and performance of this Agreement or the Jamison Contribution Agreement will result in a breach or violation of any material term or provision of, or constitute a default under, any currently existing material and relevant statute, any material indenture, mortgage, deed of trust, loan or note agreement, or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, or any order, rule, or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or over any of such Selling Stockholder's properties.

               (iii) Immediately prior to the Closing Date such Selling Stockholder will have, valid and marketable title to the Stockholder Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities, and claims (other than pursuant to this Agreement and restrictions under applicable securities law). Upon delivery of such Stockholder Shares and payment therefor pursuant hereto, valid and marketable title to such Stockholder Shares, free and clear of all liens, encumbrances, equities, and claims, will pass to the Underwriters.

               (iv) Such Selling Stockholder has not taken and will not take (directly or indirectly) any action which is designed to or which has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company in order to facilitate the sale or resale of the Shares.

               (v) Any statement or omission in the Registration Statement, the Prospectus, or any post-effective amendment or supplement thereto that is or was made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein is true, complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make such statements, in light of the circumstances under which they were made, not misleading.

               (vi) Nothing has come to such Selling Stockholder's attention to cause it to have reason to believe that the Company's representations and warranties contained in this Agreement or the Jamison Contribution Agreement are not accurate in any material respect.

               (vii) Such Selling Stockholder has carefully read the Registration Statement, the Prospectus, and this Agreement and the Jamison Contribution Agreement and that to its best knowledge its representations, warranties, and other statements contained in this Agreement and the Jamison Contribution Agreement are accurate in all material respects on the date hereof and will be accurate in all material respects on and as of the First Closing Date (as defined in
          Section 3 hereof) with the same effect as if made on the First Closing Date, and such Selling Stockholder has performed all of its obligations and satisfied all conditions on its part to be performed or satisfied at or prior to the First Closing Date.

     3. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, (i) the Company agrees to sell to each Underwriter and each

Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $______ [INSERT PRICE AFTER UNDERWRITERS' FEES] per Share, the aggregate number of Company Shares set forth opposite the name of such Underwriter in Schedule A hereto under the column "Company Shares" and (ii) the Selling Stockholders agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders at a purchase price of $____________ [INSERT PRICE AFTER UNDERWRITERS' FEES] per Share, the aggregate number of Stockholder Shares set forth opposite the name of such Underwriter in Schedule A hereto under the column "Stockholder Shares."

     The Company will deliver the Company Shares, and the Selling Stockholders will deliver the Stockholder Shares, to you for the accounts of the several Underwriters at the office of Allen & Company Incorporated, 711 Fifth Avenue, New York, New York, against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House funds, payable to the order of Realty Information Group, Inc., and the order of the Selling Stockholders listed on Schedule C hereto, respectively, at 10:00 A.M., New York Time, on ____________________, 1998, or at such other time and date not later than five full business days thereafter as you and the Company may determine, such time and date of delivery and payment being herein called the "First Closing Date". The certificates for the Shares to be so delivered will be made available to you at such office for checking at least one full business day prior to such Closing Date and will be in such names and denominations as you may request not less than two full business days prior to such Closing Date.

     On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company grants to the Underwriters an option to purchase up to [270,000] Option Shares at the same price per share as the Underwriters shall pay for the Company Shares and the Stockholder Shares. Such option may be exercised only to cover over-allotments arising in connection with the sale of Company Shares by the Underwriters, such exercise to be upon written notice by you to the Company within 45 days of the date hereof setting forth the number of Option Shares as to which the Underwriters are exercising the option, the denominations and names in which certificates for such Shares should be registered and the time and place at which such certificates are to be delivered. Such time and place (unless such time is the First Closing Date), herein referred to as the "Second Closing Date", shall be determined by you but shall not be earlier than the First Closing Date, nor earlier than three full business days or later than ten full business days after the exercise of such option. The Company will deliver Option Shares to you for the accounts of the several Underwriters against payment of the purchase price therefor by certified or official bank check or checks in New York Clearing House funds payable to the order of the Company. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the aggregate number of Option Shares purchased as the number of Company Shares plus the number of Stockholder Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to [2,700,000].

     It is understood that you, individually and not as the Representatives of the several Underwriters, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for Shares to be purchased by such Underwriter or Underwriters. Any such payment by you shall not relieve any such Underwriter or Underwriters of any of its or their obligations hereunder.

     After  the   Registration   Statement   becomes   effective,   the  several
Underwriters propose to offer the Shares to the public as set forth in the Prospectus.

     4. COVENANTS OF THE COMPANY. The Company covenants and agrees with the several Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement and any subsequent amendment thereto to become effective as promptly as possible; it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement or any subsequent amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed; it will notify you promptly of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus which, in your reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by the Underwriters; it will promptly prepare and file with the Commission, and promptly notify you of the filing of, any amendments or supplements to the Registration Statement or Prospectus which may be necessary to correct any statements or omissions, if, at any time when a prospectus relating to the Shares is required to be delivered under the Act, any event shall have occurred as a result of which the Prospectus or any other prospectus relating to the Shares as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with sales of the Shares, it will prepare promptly upon request, but at the expense of such Underwriter, such amendment or amendments to the Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act; and it will file no amendment or supplement to the Registration Statement or Prospectus that shall not previously have been submitted to you in writing a reasonable time prior to the proposed filing thereof with an opportunity to review and comment on such amendment or supplement.

          (b) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order suspending trading in the Shares or other of the Company's securities or of the initiation or threat of any proceeding for that purpose; and it will use promptly its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

          (c) The Company will use its best efforts to qualify the Shares for sale under the blue sky or securities laws of such jurisdictions as you may reasonably designate and to continue such qualifications in effect for so long as may be required for purposes of the distribution of the Shares, except that the Company shall not be required in connection therewith or as a condition thereof to qualify as a foreign corporation or to execute a general consent to service of process in any state.

          (d) The Company will furnish to you, as soon as available, copies of the Registration Statement (at least two of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus, and any amendments or supplements to such documents, including any prospectus prepared to permit compliance with Section 10(a)(3) of the Act, all in such quantities as you may from time to time reasonably request.

          (e) The Company will make generally available to its securityholders as soon as practicable, a financial statement (which will be in reasonable detail but need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement which shall satisfy the provisions of Section 11(a) of the Act.

          (f) The Company agrees, during each fiscal year for a period of five years from the date hereof, to furnish to its stockholders as promptly as may be practicable an annual report (including financial statements audited by independent public accountants) and to furnish quarterly financial statements (which need not be audited and which may be condensed or summarized) for each of the first three quarters of each fiscal year, statements of operations and surplus of the Company for such quarter in reasonable detail and certified by the Company's principal financial or accounting officer, or the Company's quarterly report on Form 10-Q; (i) as soon as practicable after the end of each fiscal year, financial statements of the Company as at the end of such fiscal year, including statements of operations, retained earnings and changes in financial position of the Company for such fiscal year, all in reasonable detail and accompanied by a copy of the report thereon of independent public accountants or the Company's annual report on Form 10-K; and (ii) as soon as they are available, copies of all reports and financial statements furnished to or filed with the Commission. During such period, if and so long as the Company shall have active subsidiaries, the foregoing financial statements shall be on a combined or consolidated basis to the extent that the accounts of the Company and its subsidiaries are combined or consolidated.

          (g) The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements, and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act; (ii) all other expenses in connection with the preparation, printing, and filing of the Registration Statement, each Preliminary Prospectus, and the Prospectus and amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers; (iii) the cost of printing or duplicating this Agreement, the Selected Dealer Agreement, the Blue Sky Memorandum, and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iv) all costs and expenses in connection with the issuance and delivery of the Shares hereunder to the Underwriters, including related transfer taxes, if any; (v) all expenses in connection with the qualification of the Shares for offering and sale under the securities laws of various jurisdictions, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Survey; (vi) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; (vii) the costs of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; and (ix) all other costs and expenses of the Company incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 4. The Company shall reimburse the Underwriters, upon request from time to time, for their reasonable itemized out-of-pocket expenses up to a maximum of $________, including their legal fees and disbursements and travel, roadshow and syndicate expenses, upon the presentation of reasonable documentation thereof. If the Underwriters are unable or unwilling to proceed with the offering on the terms and conditions set forth in this Agreement for any reason (except as set forth in the proviso below), the Underwriters shall bear all of their own out-of-pocket expenses, including legal fees and disbursements and travel, roadshow and syndicate expenses; provided, however, that if the Underwriters' decision not to proceed with the offering on the terms and conditions set forth in this Agreement is based upon any of the reasons specified in Section 10(b)(i), (excluding termination for reasons that are beyond the reasonable control of the Company) the Company shall be required to reimburse the Underwriters for their out-of-pocket expenses as specified in the preceding sentence.

          (h) The Company agrees that it will not, for a period of [240] days after the date of the final Prospectus, without the prior written consent of Allen & Company Incorporated on behalf of the Underwriters, sell, offer for sale, contract to sell or otherwise dispose of any shares of its Common Stock or any securities exercisable for or convertible into shares of its Common Stock, other than (i) shares issuable pursuant to currently outstanding rights, options and warrants, (ii) the grant of options or shares under the Company's [Stock Purchase and Option Plan]; or (iii) in connection with the acquisition of work, products or businesses, provided that in the case of this clause (iii) none of such shares shall be publicly realizable during such [240] day period, subject to certain exceptions. In addition, the Company also agrees to obtain the written agreement of each officer, director and holder of 1% or more of the shares of, or options to purchase shares of, the Company's Common Stock (including, but not limited to, the Selling Stockholders) that such person will not, without such prior written consent, sell, offer for sale, contract to sell or otherwise dispose of any of such Common Stock or any securities exercisable for or convertible into Common Stock held by such holder for a period of [240] days after the date of the final Prospectus, except as may otherwise be specifically allowed in the agreements referenced in paragraph 2(a)(xvi) above.

     5. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Company Shares and Stockholder Shares on the First Closing Date and the Option Shares on the Second Closing Date, as provided herein shall be subject to the accuracy, as of the date hereof and such Closing Date (as if made on and as of such Closing Date), of the representations and warranties of the Company and the Selling Stockholders herein, to the performance by the Company and the Selling Stockholders of their obligations hereunder, and to the following additional conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M., New York City Time, on the date of this Agreement, or such later date as shall be consented to in writing by you; if required, the Prospectus and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) under the Act; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

          (b) Prior to such Closing Date, except as contemplated in the Prospectus, there shall not have been any change in the capital shares, nor the issuance of any material rights, options, or warrants to purchase any capital shares, nor any material increase or decrease in any long-term debt of the Company or any of the Subsidiaries or any material adverse change in the condition (financial or otherwise), results of operations, business or prospects of the Company or any of the Subsidiaries which in your reasonable judgment renders it inadvisable to proceed with the offering and sale of the Shares.

          (c) You shall have received the opinion of Wilmer, Cutler & Pickering, counsel for the Company, in form and substance satisfactory to you and dated such Closing Date, to the effect that:

               (i) each of the Company, its Subsidiaries, RIGINC and RIGLP has been duly incorporated or organized and is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to own its properties and to conduct its business as described in the Registration Statement and is duly qualified to do business as a foreign corporation or limited partnership, as the case may be, in each state or jurisdiction where its operations and the ownership of its properties requires such qualification, except with respect to qualification as a foreign corporation or limited partnership, as the case may be, in such jurisdictions in which the failure to so qualify has not had and will not have a material adverse effect on the business of the Company and the Subsidiaries taken as a whole;

               (ii) the Company has authorized capital stock as set forth in the Prospectus; all shares of Common Stock, including the Shares, conform as to legal matters in all material respects to the appropriate descriptions thereof under the heading "Description of Capital Stock" in the Prospectus; all outstanding shares of Company capital stock have been duly authorized and are validly issued, fully paid and non-assessable; and the issuance of the Shares has been duly authorized and, when issued and delivered in accordance with this
          Agreement,   the  Shares  will  be  validly  issued,  fully  paid  and
          non-assessable; and, except as described in the Prospectus, the issuance of the Shares as described in the Prospectus will not result in any adjustment of the exercise price or number of shares issuable upon exercise in respect of any outstanding options or warrants of the Company; and, except as otherwise set forth in the Registration Statement, the Company owns (directly or indirectly) all of the respective outstanding shares of capital stock of each of the Subsidiaries, free and clear of any material liens, encumbrances or claims;

               (iii) each of this Agreement, the RIG Contribution Agreement and the Jamison Contribution Agreement has been duly authorized, executed and delivered by the Company, RIGINC and RIGLP, as applicable, and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except that (1) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights,
          (2) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (3) rights to indemnity or contribution hereunder may be limited by federal or state securities laws; the sale of the Shares under this Agreement and the consummation of the transactions herein contemplated and the Related Transactions do not result in a breach or violation of any terms or provisions of, or constitute a default under, any presently existing statute, or any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which the Company, RIGINC or RIGLP, as applicable, is a party or by which it or its properties are bound or affected, or to which any of the material property or assets of the Company, RIGINC or RIGLP, as applicable, or the Subsidiaries is subject, the Company's or RIGINC's certificate of incorporation or by-laws, RIGLP's organizational
          documents,   or  any  order,  rule  or  regulation  of  any  court  or
          governmental agency or body having jurisdiction over the Company, RIGINC, RIGLP or the Subsidiaries or over their respective properties;

               (iv) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company, RIGINC and RIGLP, as applicable, of the transactions contemplated by this Agreement or the Related Transactions, except such as may be required under the Act or as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

               (v) the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration
          Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

               (vi) except as stated in the Prospectus, the Company and the Subsidiaries hold all material licenses, permits, authorizations, franchises, consents and orders, in each case valid and in good standing, of Federal, State or local, and foreign governmental bodies necessary to carry on their respective businesses as reflected in the Registration Statement, except where the failure to hold any such license, permit, authorization, franchise, consent or order, would not have a material adverse effect on the business or operations of the Company and the Subsidiaries, taken as a whole;

               (vii) the agreements or documents to which the Company, RIGINC, RIGLP or the Subsidiaries are a party which are summarized under the headings "Management - Employment Agreements," "Certain Transactions," "Description of Capital Stock - Registration Rights" and "_____________" in the Prospectus conform in all material respects to such summaries;

               (viii) there are no legal or governmental proceedings pending or threatened to which the Company RIGINC, RIGLP or any Subsidiary is a party or to which any properties of the Company, RIGINC, RIGLP or the Subsidiaries are subject which is required to be described in the Registration Statement or the Prospectus and is not so described;

               (ix) the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (except that such counsel need express no opinion as to the financial statements, notes to financial statements, related schedules or other financial or statistical data contained in the Registration Statement or the Prospectus);

               (x) all contracts and documents pertaining to the Company, RIGINC, RIGLP required to be filed as Exhibits to the Registration Statement have been filed as required or have been appropriately incorporated by reference and all contracts and documents required to be described in the Prospectus have been accurately described therein in all material respects;

               (xi) Such counsel shall also state that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and the representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), no facts have come to such counsel's attention which lead such counsel to believe that the Registration Statement (except with respect to the financial statements and schedules thereto and other financial or statistical data, as to which such counsel need not make any statement) at the time it became effective or at the Closing Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (except with respect to the financial statements and schedules thereto and other financial or other statistical data, as to which such counsel need not make any statement) on the date thereof or on the Closing Date contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading.

     In rendering the foregoing opinions, such counsel may rely as to factual matters on certificates of officers and representatives of the Company or any Subsidiary and of public officials, and will not be required to independently verify the accuracy or completeness of information or documents furnished to it in respect to the Registration Statement or the Prospectus. To the extent that such counsel's opinion relates to the laws of jurisdictions other than Delaware, such counsel shall be permitted to rely on the opinion of local counsel reasonably satisfactory to counsel for the several Underwriters.

          (d) You shall have received from[Cushing, Morris, Armbruster & Jones, LLP], counsel to the Selling Stockholders, an opinion, dated such Closing Date, in form and substance satisfactory to you, with respect to legal matters relating to this Agreement and the Jamison Contribution Agreement and the transactions contemplated hereby and thereby as you may reasonably require.

          (e) You shall have received from Werbel & Carnelutti, A Professional Corporation, counsel for the several Underwriters, an opinion or opinions, dated such Closing Date, in form and substance satisfactory to you, with respect to such legal matters relating to this Agreement and the transactions contemplated hereby as you may reasonably require, and the Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

          (f) You shall have received, at the time of execution of this Agreement and on such Closing Date from Ernst & Young LLP, independent public accountants, a letter or letters, dated the date of delivery thereof, substantially in the form and substance heretofore approved by you.

          (g) You shall have received a certificate, dated such Closing Date, of each of the President and Chief Executive Officer and the Chief Financial Officer of the Company, delivered on behalf of the Company, to the effect that:

               (i) the representations and warranties of the Company in this Agreement, the RIG Contribution Agreement and the Jamison Contribution Agreement are true and correct as if made on and as of such Closing Date; and the Company has complied with all such agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or, to their knowledge, are contemplated by the Commission; and

               (iii) except as contemplated in the Prospectus, none of the Company, RIGINC, RIGLP or any Subsidiary has incurred any direct or contingent material liabilities or obligations since the date of the finance statements included in the Prospectus, other than liabilities incurred in the ordinary course of business, or entered into any material transactions or contracts not in the ordinary course of business, and there has not been any material change in its capital shares, nor the issuance of any rights, options, or warrants to purchase any capital shares, nor any material increase or decrease in any thereof or in any long-term debt or any material adverse change in the condition (financial or otherwise) results of operations, business or prospects of the Company, RIGINC, RIGLP and the Subsidiaries taken as a whole.

          (h) You shall have received a certificate, dated such Closing Date, of each of the Selling Stockholders to the effect that the representations and warranties of such Selling Stockholder in this Agreement and the Jamison Contribution Agreement are true and correct as if made on and as of such Closing Date; and the such Selling Stockholder has complied with all such agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

          (i) The Company and the Selling Stockholders shall have furnished to you such certificates, in addition to those specifically mentioned herein, as you may have reasonably requested, as to the accuracy and completeness at such Closing Date of any statement in the Registration Statement or Prospectus, as to the accuracy at such Closing Date of the representations and warranties of the Company herein, as to the performance by the Company of its obligations hereunder, and as to the fulfillment of the conditions concurrent and precedent to the obligations of the Underwriters hereunder.

          (j) The Company shall have furnished to you the agreements described in Section 2(a)(xvi) of this Agreement.

     6. INDEMNIFICATION. (a) The Company and the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Selling Stockholders will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, such Preliminary Prospectus, the Prospectus or such amendment or such supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein; and provided further, that the foregoing indemnity with respect to Preliminary Prospectuses shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) if such untrue statement or omission or alleged untrue statement or omission made in any Preliminary Prospectus is eliminated or remedied in the Prospectus and a copy of the Prospectus has not been furnished to the person asserting any such losses, claims, damages, or liabilities at or prior to the written confirmation of the sale of such Shares to such person; and provided further, that no indemnification pursuant to this Section 6(a) shall be sought from the Selling Stockholders unless the Company shall, after reasonable efforts by the Underwriters to secure indemnification from the Company, have failed to satisfy its indemnification obligations under this Section 6(a), and in no event shall the liability of any Selling Stockholder under this Section 6(a), if any, exceed the gross proceeds (minus the amount of the underwriting discount paid thereon) received by such Selling Stockholders from the sale of his Stockholder Shares pursuant to this Agreement. Such indemnity obligation will be in addition to any liability which the Company and the Selling Stockholders may otherwise have. The indemnity agreement of the Company and the Selling Stockholders contained in this paragraph (a) and the representations and warranties of the Company and the Selling Stockholders contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act and the Selling Stockholders, against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer or controlling person, or the Selling Stockholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through you specifically for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person, or the Selling Stockholders in connection with investigating or defending against any such loss, claim, damage, liability or action. Such indemnity obligation will be in addition to any liability which such Underwriter may otherwise have. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Shares.

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof. Indemnification shall not be available to any party who shall fail so to give notice, if the party to whom notice was required to be given was unaware of the action, suit, investigation, inquiry or proceeding to which the notice would have related, to the extent that such party was prejudiced by the failure to give notice; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel chosen by such indemnifying party which is reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnified party reasonably determines that there may be a conflict between the positions of the indemnifying party and of the indemnified party in conducting the defense of such action, suit, investigation, inquiry or proceeding, then counsel for the indemnified party shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party and (ii) in any event, the indemnified party shall be entitled to have counsel chosen by such indemnified party participate in, but not conduct, the defense at the sole expense of the indemnified party. No indemnifying party shall be liable to any indemnified party in respect to any settlement effected without its prior written consent, which consent shall not be unreasonably withheld. In addition, the indemnifying party will not, without the prior written consent of an indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder if such indemnified party is a party to such claim, action or suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding.

     7. CONTRIBUTION. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6(a) or 6(b) hereof is for any reason, other than the first proviso to Section 6(a), held to be unavailable, the Company, the Selling Stockholders and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification provisions (including any investigation, legal and other expenses incurred in connection with, any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company and the Selling Stockholders from persons other than the

Underwriters,  such as persons who  control  the  Company  within the meaning of
Section 15 of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company, the Selling Stockholders and one or more of the Underwriters may be subject, in such proportions so that the Underwriters are responsible for that portion in each case represented by the percentage that the respective underwriting discounts appearing on the cover page of the Prospectus bear to the public offering price of the Shares, and the Company and the Selling Stockholders are responsible for the remaining portion in such proportion as the Shares offered by the Company and the Selling Stockholders bear to the total number of Shares; provided, however, that (i) except as may be provided in its Master Agreement Among Underwriters provided to Allen & Company Incorporated, in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder and (ii) the liability of each Selling Stockholder under this Section 7, if any, shall not exceed the gross proceeds (minus the amount of the underwriting discount paid thereon) received by such Selling Stockholder from the sale of his Stockholder Shares pursuant to this Agreement, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same right to contribution as the Company, subject in each case to clauses (i) and
(ii) of this Section 7. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this
Section 7. No party shall be liable for contribution with respect to any action or claim settled without its consent, which consent shall not be unreasonably withheld.

     8. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person, the Company, or any of its officers, directors, or controlling persons or the Selling Stockholders, and shall survive delivery of the Shares to the several Underwriters hereunder.

     9. SUBSTITUTION OF UNDERWRITERS. If any Underwriter or Underwriters shall fail to take up and pay for the number of Shares to be purchased by such Underwriter or Underwriters hereunder upon tender of such Shares in accordance with the terms hereof, and if the aggregate number of Shares which such defaulting Underwriter or Underwriters so agreed but failed to purchase does not exceed 10% of the Shares, the remaining Underwriters shall be obligated severally in proportion to their respective commitments hereunder to take up and pay for the Shares of such defaulting Underwriter or Underwriters. If one or more of the Underwriters shall fail or refuse (other than for a reason sufficient to justify the termination of this Agreement) to purchase on any Closing Date the aggregate number of Shares agreed to be purchased by such Underwriter or Underwriters and the aggregate number of Shares agreed to be purchased by such Underwriter or Underwriters shall exceed 10% of the aggregate number of Shares to be sold on any Closing Date hereunder by the Company and the Selling Stockholders to the Underwriters, then the other Underwriters shall have the right to purchase or procure one or more other underwriters to purchase, in such proportions as they may agree upon and upon the terms herein set forth, the Shares which such defaulting Underwriter or Underwriters agreed to purchase, and this Agreement shall be carried out accordingly. If such other Underwriters do not exercise such right within thirty-six hours after receiving notice of any such default, which notice the Representatives shall have also promptly delivered to the Company, then the Company shall have the right to procure another party or parties reasonably satisfactory to the Representatives to purchase or agree to purchase such Shares on the terms herein set forth. If the Company is unable to procure another such party, the Company may notify the Representatives that the non-defaulting Underwriters are, by the giving of such notice, released from their obligations to purchase such number of Shares being sold hereunder by the Company and the Selling Stockholders as are indicated in such notice as, when subtracted from the total number of Shares originally agreed to be purchased by all of the Underwriters hereunder, shall leave a reduced number of Shares to be purchased by the non-defaulting Underwriters not in excess of 110% of the aggregate number of Shares originally contracted to be purchased hereunder by the non-defaulting Underwriters, and each of them, in which event such non-defaulting Underwriters shall purchase such reduced number of Shares. In any such case, either the Representatives or the Company shall have the right to postpone any Closing Date for a period of not more than seven business days in order that necessary changes and arrangements may be effected by the Representatives and the Company. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the period stated for the purchase of the Shares which such defaulting Underwriter or Underwriters agreed to purchase, including such arrangements for the purchase of a reduced number of Shares as are provided for in this Section 9, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriters to the Company or the Selling Stockholders and without liability on the part of the Company or the Selling Stockholders to the Underwriters.

     In the event of any termination of this Agreement pursuant to the preceding paragraph of this Section, neither the Company nor the Selling Stockholders shall be under any liability to any Underwriter (except as provided in Section 4(g) and 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the number of Shares to be purchased by such Underwriter hereunder, which Underwriter shall remain liable to the Company, the Selling Stockholders and the other Underwriters for damages resulting from such default) be under any liability to the Company or the Selling Stockholders (except as provided in Section 6 hereof).

     The  term   "Underwriter"  in  this  Agreement  shall  include  any  person substituted for an Underwriter under this Section 9.

     10. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION. This Agreement shall become effective at such time after the declaration by the Commission of the effectiveness of the Registration Statement as you in your discretion shall first release the Shares for sale to the public. For the purposes of this Section the Shares shall be deemed to have been released for sale to the public upon release by you for publication of a newspaper advertisement relating to the Shares or upon release by you of letters or telegrams offering the Shares for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company may prevent this Agreement from becoming effective without liability on the part of the Company or the Selling Stockholders to any Underwriter or of any Underwriter to the Company or the Selling Stockholders, other than as provided in Sections 4(g) and 6 hereof.

          (a) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date if (i) either the Company or the Selling Stockholders shall have failed, refused or been unable, at or prior to the First Closing Date, to perform any material agreement on its part to be performed, or because any other material condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled; (ii) trading on the New York Stock Exchange shall have been suspended, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange by the New York Stock Exchange or by order of the Commission or any other governmental authority having jurisdiction, since the execution of this Agreement; (iii) a banking moratorium shall have been declared by Federal or New York authorities since the execution of this Agreement; or (iv) an outbreak of major hostilities or other national calamity shall have occurred. Any such termination shall be without liability on the part of the Company or the Selling Stockholders to any Underwriter or of any Underwriter to the Company or the Selling Stockholders other than as provided in Sections 4(g) and 6 hereof.

          (b) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company and the Selling Stockholders shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company shall elect to prevent this Agreement from becoming effective, you shall be notified promptly by the Company by telephone or telegram, confirmed by letter.

     11. NOTICES. All notices or communications hereunder, except as herein otherwise specifically provided, shall be in writing and if sent to you shall be mailed, delivered or telecopied and confirmed to you c/o Allen & Company Incorporated, 711 Fifth Avenue, New York, New York 10022, with copy to Werbel & Carnelutti, a Professional Corporation, 711 Fifth Avenue, New York, New York 10022, Attention: Robert H. Werbel, Esq., or if sent to the Company shall be mailed, delivered or telecopied and confirmed to the Company at 7475 Wisconsin Avenue, Bethesda, Maryland 20814, with a copy to Wilmer, Cutler & Pickering,

2445 M Street, N.W., Washington, D.C. 20037-1420, Attention: Richard W. Cass, Esq., or if sent to the Selling Stockholders shall be mailed, delivered or telecopied and confirmed to Leslie Lees Jamison, 725 Tanglewood Trail, N.W., Atlanta, Georgia 30327, with a copy to [Cushing, Morris, Armbruster & Jones, LLP, 2110 Peachtree Center International Tower, 229 Peachtree Street, N.E., Atlanta, Georgia 30303, Attention: Roy M. Jones, Esq.]. Notice to any Underwriter pursuant to Section 6 shall be mailed, delivered or telecopied and confirmed to such Underwriter's address as set forth in its Master Agreement Among Underwriters furnished to Allen & Company Incorporated.

     12. PARTIES. This Agreement shall inure to the benefit of and be binding upon the several Underwriters and the Company, the Selling Stockholders and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person or corporation, other than the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person or corporation. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign merely by reason of such purchase.

     In all dealings with the Company and the Selling Stockholders under this Agreement, you shall be and are authorized to act on behalf of each of the several Underwriters, and the Company and the Selling Stockholders shall be entitled to act and rely upon any statement request, notice or agreement on behalf of each of the several Underwriters if the same shall have been made or given in writing by you.

     13. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to agreements made, and to be fully performed, therein.

     If the foregoing correctly sets forth the understanding between the Company, the Selling Stockholders and the several Underwriters, please so indicate in the space provided below for that purpose whereupon this letter shall constitute a binding agreement between the Company, the Selling Stockholders and the several Underwriters.

                                               Very truly yours,

                                               REALTY INFORMATION GROUP, INC.

                                               By:______________________________
                                                   Andrew C. Florance, President

                                               ---------------------------------
                                               HENRY D. JAMISON

                                               ---------------------------------
                                               LESLIE LEES JAMISON



Accepted as of the date first above written:

ALLEN & COMPANY INCORPORATED
NEEDHAM & CO., INC.

By:  Allen & Company Incorporated

By: ______________________________
     Name:

     Title:

On behalf of each of the several Underwriters named in Schedule A hereto.

113647
                                      -24-

                                   SCHEDULE A

                                            NUMBER OF         NUMBER OF
                                            COMPANY           STOCKHOLDER
NAME AND ADDRESS OF UNDERWRITER             SHARES            SHARES
-------------------------------             ------            ------

Allen & Company Incorporated . . . . .
Needham & Co., Inc. . . . . . . . . .

                                           _______            _______
         Total . . . . .    . . . . .
                                           =======            =======

                                   SCHEDULE B

                           SUBSIDIARIES OF THE COMPANY

113647

                                   SCHEDULE C

                              SELLING STOCKHOLDERS




         Henry D. Jamison, IV

         Leslie Lees Jamison

                               [2,700,000] SHARES

                         REALTY INFORMATION GROUP, INC.

                                  COMMON STOCK

                             -----------------------



                            SELECTED DEALER AGREEMENT


                                _________________, 1998




Dear Sirs:

     1. PURCHASE OF SECURITIES BY THE SEVERAL UNDERWRITERS. The several Underwriters named in the enclosed Prospectus, on whose behalf we are acting as Representatives, have severally agreed to purchase from Realty Information Group, Inc. (the "Company") and the stockholders of Jamison Research, Inc. (the "Selling Stockholders") an offering of [2,700,000] Shares of the Company's Common Stock (the "Shares"), as set forth in the Prospectus and subject to the terms of the Underwriting Agreement between the several Underwriters, the
Company and the Selling Stockholders. The Shares are described in the Prospectus, additional copies of which will be supplied in reasonable quantities upon request to us.

     2. OFFERING TO SELECTED DEALERS. One or more of the several Underwriters acting through us are severally offering a portion of the Shares to certain dealers ("Selected Dealers") as principals, subject to the terms and conditions of their purchase, to the terms and conditions hereof, and to the modification or cancellation of the offering without notice, at the public offering price set forth in the Prospectus, less a concession not in excess of $____ per Share. Shares purchased by the several Underwriters, and not sold to the Selected Dealers as aforesaid, may be sold by the several Underwriters. Any of the several Underwriters may be included among the Selected Dealers.

     The offering of a portion of the Shares to Selected Dealers may be made on the basis of reservations or allotments against subscription. We are advising you by telegram of the method and terms of the offering. Acceptance of any reserved Shares received by us at the office of Allen & Company Incorporated, 711 Fifth Avenue, New York, New York 10022, after the time specified therefor in the telegrams, and any subscriptions for additional Shares, will be subject to prior sale and allotment. Subscription books may be closed by us at any time without notice, and the right is reserved to reject any subscriptions in whole or in part.

     3. OFFERING TO PUBLIC BY SELECTED DEALERS. Upon receipt of the aforementioned telegram, the Shares purchased by you hereunder may be re-offered to the public in conformity with the terms of offering set forth in the Prospectus. You may, in accordance with the rules of the National Association of Securities Dealers, Inc., reallow a concession of $_____ per Share sold by you to any other dealer or broker who is a member of the National Association of Securities Dealers, Inc., provided such discount is retained.

     Neither you nor any other person is or has been authorized by the Company, any of the several Underwriters or us to give information or make any representations in connection with the sale of the Shares other than those contained in the Prospectus.

     In the event that during the term of this agreement we, as Representatives for the account of the several Underwriters, shall purchase or contract to purchase, at or below the original public offering price set forth in the Prospectus, any of the Shares purchased by you hereunder (which Shares theretofore were not effectively placed for investment by you, including Shares represented by transfers), we may, at our election, either (a) require you to repurchase such Shares at a price equal to the total cost of such Shares purchased by us, including brokerage commissions, if any, and transfer taxes on the redelivery, or (b) charge you with and collect from you an amount equal to the selling concession with respect to the Shares so purchased by us.

     4. PAYMENT AND DELIVERY. Payment for the Shares which you have agreed to purchase hereunder shall be made by you on _________, 1998, or such later date as we may advise you, at 9:00 a.m., New York Time, at Allen & Company Incorporated's office at 711 Fifth Avenue, New York, New York 10022, by certified or bank cashier's check payable in New York Clearing House funds to the order of Allen & Company Incorporated, against delivery of such Shares. Delivery instructions must be in our hands at said address at such time as we request.

     Additional Shares confirmed to you shall be delivered on such date or dates as we shall advise you.

     5. BLUE SKY MATTERS. Neither we nor any of the several Underwriters shall have any obligation or responsibility with respect to the right of any dealer to sell the Shares in any jurisdiction, notwithstanding any information which may be furnished as to the states under the securities laws of which it is believed the Shares may be sold.

     6. TERMINATION. This agreement shall terminate 20 full days after the First Closing Date (as defined in the Underwriting Agreement) but may be extended for a period or periods not exceeding in the aggregate 20 days as we may determine. We may terminate this Agreement at any time without prior notice. Notwithstanding the termination of this agreement, you shall remain liable for your portion of any transfer tax or other liability which may be asserted or assessed against us or any one or more of the several Underwriters or Selected Dealers based upon the claim that the Selected Dealers or any of them constitute a partnership, an association, an unincorporated business or other separate entity.

     7. OBLIGATIONS OF SELECTED DEALERS. Your acceptance hereof will constitute an obligation on your part to purchase, upon the terms and conditions hereof, the aggregate amount of the Shares reserved for and accepted by you and to perform and observe all the terms and conditions hereof.

     You are not authorized to act as agent for any of the several Underwriters in offering Shares to the public or otherwise. Nothing contained herein shall constitute the Selected Dealers an association, or partners with the several Underwriters, with us, or with each other.

     8. POSITION OF THE REPRESENTATIVES. We shall have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or arising hereunder, but shall act only as Representatives of the several Underwriters. Neither we nor any of the several Underwriters shall be under any liability to you, except for our own want of good faith, obligations assumed in this agreement, or any liabilities arising under the Securities Act of 1933. No obligation not expressly assumed by us in this agreement shall be implied hereby or inferred herefrom.

     9. NOTICES. All communications from you should be addressed to us, c/o Allen & Company Incorporated, 711 Fifth Avenue, New York, New York 10022. Any notice from us to you shall be deemed to have been duly given if mailed or telegraphed to you at the address to which this letter is mailed.

     Please confirm the foregoing by signing the duplicate copy of this agreement enclosed herewith and returning it to us at the address in Section 9 above.

                                             Very truly yours,

                                             ALLEN & COMPANY INCORPORATED

                                             By:  Allen & Company Incorporated

                                             By: ______________________________
                                                 Name:
                                                 Title:

ALLEN & COMPANY INCORPORATED
   As Representatives of the several Underwriters
c/o Allen & Company Incorporated
711 Fifth Avenue
New York, New York  10022

Sirs:

     We hereby confirm our agreement to purchase __________ Shares of Realty Information Group, Inc. (the "Shares"), subject to your acceptance or rejection in whole or in part in the case of a subscription subject to allotment or in excess of any reservation, and subject to all the other terms and conditions stated in the foregoing letter.

     We hereby acknowledge receipt of the prospectus relating to the above described Shares (the "Prospectus") and we further state that in purchasing the Shares confirmed to us we have relied upon such Prospectus and on no other statements whatsoever, written or oral.

     We hereby represent that we are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and agree to comply with the provisions of Article III, Section 24 of the NASD's Rules of Fair Practice (the "NASD Rules"), or, if we are not such a member, we are a foreign dealer or institution that is not registered under Section 15(b) of the Securities Exchange Act of 1934 and that hereby agrees (i) to make no sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein, (ii) if the offering of the Shares is one within the scope of the NASD's Interpretation with Respect to Free-Riding and Withholding, not to make other sales of Shares to persons enumerated in paragraphs "1" through "5" of such Interpretation or in a manner inconsistent with paragraph "6" thereof and (iii) to comply with the provisions of Rules 2730, 2740, 2420 and 2750 of the NASD Conduct Rules.

                                                     Name of Selected Dealer

                                                     ---------------------------


                                                     ---------------------------
                                                       (Authorized Signature)

Dated:  ______________, 1998